UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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ZION OIL & GAS, INC.
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Registration Statement No. 333-157007

Geologist Aaron Kahn in Zion's Mud Logging Unit

Dear Shareholder and/or Friend of Zion...

Drilling Operations on the Ma'anit-Rehoboth #2 Well

In previous emails, I have highlighted the 2,000 horsepower drilling rig and rig crews, from Turkey, the 5-person directional drilling team from Italy and our drilling supervisor from Texas. Continuing with the theme of the equipment and people involved in drilling our well, this week I would like to bring into the limelight Zion's mud logging unit and also one of Zion's geologists, Aaron Kahn.

Aaron is from Columbus, Ohio and qualified as a Geologist at the School of Earth Sciences, Ohio State University. He is a member of the American Institute of Professional Geologists, the American Geophysical Union and the Israel Geological Society. Aaron lives in Israel and is currently in charge of our mud logging unit. He studied Well Log Analysis at the Colorado School of Mines and Mud Logging in Houston, Texas. The photograph above, taken last week, shows Aaron in the mud logging unit, next to the drilling rig, at the Ma'anit-Rehoboth #2 drilling site.

During the drilling of a well, a drilling fluid, called 'drilling mud', is used. The drilling mud consists of water and bentonite (a type of clay that will stay suspended in water) together with some (non-toxic) chemicals.

The drilling mud is stored in mud tanks on the ground beside the rig and using mud pumps, the mud is pumped through the drill string where it sprays out of nozzles in the drill bit, cleaning and cooling the drill bit in the process. The mud then carries the rock "cuttings" up to the surface where the cuttings are then filtered out and the mud returns to the mud pits.

The drilling mud not only cools and lubricates the drill bit and removes rock cuttings from the well, but also controls the formation pressures and powers the downhole motor.

The mud logging unit is a mobile laboratory at the well site and contains the scientific equipment required to examine drill cuttings under a microscope and produce a 'mud log', (a compilation of the drilling parameters and description of the well cuttings including any traces of gas and oil, as the well is being drilled).

After the drilling phase, the mud log can be used, along with the other scientific data, to help with appraisal and evaluation of the well.

Drilling Progress Report

Here is (weekly) Progress Report #4, for the week ended Thursday, June 4, 2009. The Report is from Zion's President and Chief Operating Officer, Glen Perry.

"As I mentioned last week, the remaining drilling operations on the Ma'anit-Rehoboth #2 well can be divided into five steps:

(1)    Drilling directionally into the Triassic formation, a depth of  approximately 15,400 feet (4,750 meters).

(2)    Appraisal and evaluation of the Triassic formation using electrical wireline well logs.

(3)    Setting and cementing casing at that depth.

(4)    Drilling deeper to the Permian formation, a depth of approximately 18,000 feet (5,500 meters).

(5)    Appraisal and evaluation of the Permian formation using electrical wireline well logs.

This past week we have continued drilling towards our Triassic formation target. We have now reached a depth of approximately 12,630 feet (3,850 meters).

The drilling is going very well indeed. To date, our maximum drilling rate has been approximately 35 feet (10.7 meters) per hour and we have been averaging approximately 15 feet (4.6 meters) per hour.

Rights Offering

Our ability to reach the deep Permian formation is dependent on us raising further funds, so we are holding a Rights Offering. Anyone who was a stockholder on the record date of May 4, 2009, has the right to purchase some more Zion stock at $5.00 per share of stock.

If you are a stockholder, I hope you will exercise your rights to purchase Zion stock at $5.00 and even consider an over-subscription.

Please be aware that the rights offering is set to expire on June 10, 2009. Although we may, at our discretion, extend that expiration date, if you do want to exercise your rights before they expire, don't wait until it is too late.

Proxy

Finally, if you have received a Proxy voting form, it would help us if you would vote. You can vote by internet, by telephone or by mailing the completed form, so please take two minutes and make your vote count.

Psalm 51:18 - In your good pleasure, make Zion prosper...

Thank you for your continued support of Zion, and Shalom from Israel Richard Rinberg CEO of Zion Oil & Gas, Inc. www.zionoil.com

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, drilling efforts and potential results thereof and plans contingent thereon, are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the rights offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas will send you the prospectus if you request it by calling toll free 1-888-TX1-ZION (1-888-891-9466).

The securities are offered by prospectus only, and only within those States and other jurisdictions in which the securities may be sold, and this announcement is neither an offer to sell nor a solicitation of any offer to buy in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities of any such state or jurisdiction.

More information about the offering is available at www.zionoil.com. A copy of the prospectus can be obtained on request, by calling toll free 1-888-TX1-ZION (1-888-891-9466) or by contacting Kim Kaylor at Zion Oil & Gas, Inc., 6510 Abrams Rd., Suite 300, Dallas, TX 75231; telephone 1-214-221-4610; email: dallas@zionoil.com